As filed with the Securities and Exchange Commission on January 9, 2004

                                              Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 EMC CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                                  Massachusetts
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2680009
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                     (I.R.S. Employer Identification Number)


                176 South Street, Hopkinton, Massachusetts 01748
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                    (Address of Principal Executive Offices)


                          VMware, Inc. 1998 Stock Plan
-------------------------------------------------------------------------------
                            (Full Title of the Plans)


                              Paul T. Dacier, Esq.
                    Senior Vice President and General Counsel
                                 EMC Corporation
                                176 South Street
                         Hopkinton, Massachusetts 01748
-------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (508) 435-1000
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          (Telephone Number, Including Area Code for Agent for Service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum      Proposed             Amount of
Title of Securities to be           Amount to be     Offering Price     Maximum Aggregate      Registration
       Registered                  Registered (1)     Per Share (2)     Offering Price (2)       Fee (2)
-----------------------------------------------------------------------------------------------------------------
VMware, Inc. 1998 Stock Plan        6,304,448             $1.59           $10,024,072              $810.95
-----------------------------------------------------------------------------------------------------------------

________________
(1) This Registration Statement covers an aggregate of 6,304,448 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), that may be issued pursuant to awards granted under the equity plans identified above (collectively, the "Plans"). Also registered hereunder are such additional shares of Common Stock, presently undeterminable, as may be necessary to satisfy the antidilution provisions of each of the Plans to which this Registration Statement relates.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the prices at which the options to acquire Common Stock may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant incorporates by reference the following documents filed with the Commission:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003 and the quarter ended September 30, 2003, respectively;

         (c) the Registrant's Current Reports on Form 8-K filed with the Commission on January 23, 2003, April 8, 2003, April 16, 2003, July 8, 2003, July 16, 2003, October 14, 2003, October 21, 2003,
              December 16, 2003 and December 19, 2003 respectively; and

         (d) the description of the Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934 on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul
T. Dacier, Senior Vice President and General Counsel of the Registrant. Mr. Dacier holds options to purchase Common Stock and owns shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation, any person who serves at its request as a director, officer, employee or other agent of another organization, or any person who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

         The Registrant's Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

         In addition, the Registrant's Amended and Restated By-laws provide that (a) the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; (b) the Registrant is authorized to pay expenses, including counsel fees, from time to time reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Amended and Restated Bylaws; (c) the right of indemnification under the Amended and Restated By-laws shall not be exclusive of or affect any other rights to which any director or officer may be entitled by contract or otherwise under law.

         The Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

         4.1      VMware, Inc. 1998 Stock Plan.

         5.1 Opinion of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2 Consent of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (included on the signature pages to this Registration Statement).

Item 9.  Undertakings

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on the 9th day of January, 2004.

                                         EMC CORPORATION



                                         By: /s/ Paul T. Dacier
                                             ----------------------------------
                                             Paul T. Dacier
                                             Senior Vice President and
                                             General Counsel



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

                                    * * * *

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                       Title                                      Date
---------                                       -----                                      ----


 /s/ Michael C. Ruettgers                   Chairman of the Board                        January 9, 2004
---------------------------------           of Directors
MICHAEL C. RUETTGERS



/s/ Joseph M. Tucci
---------------------------------           President, Chief Executive Officer           January 9, 2004
JOSEPH  M. TUCCI                            and Director
                                            (Principal Executive Officer)


/s/ William J. Teuber, Jr.
---------------------------------           Executive Vice President and                 January 9, 2004
WILLIAM J. TEUBER, JR.                      Chief Financial Officer
                                            (Principal Financial Officer)


/s/ Mark A. Link                            Vice President and Chief                     January 9, 2004
---------------------------------           Accounting Officer
MARK A. LINK                                (Principal Accounting Officer)


/s/ Michael J. Cronin                       Director                                     January 9, 2004
---------------------------------
MICHAEL J. CRONIN


 /s/ Gail Deegan                            Director                                     January 9, 2004
----------------------------------
GAIL DEEGAN


/s/ John R. Egan                            Director                                     January 9, 2004
-----------------------------------
JOHN R. EGAN


/s/ W. Paul Fitzgerald                      Director                                     January 9, 2004
-----------------------------------
W. PAUL FITZGERALD


/s/ Windle B. Priem                         Director                                     January 9, 2004
-----------------------------------
 WINDLE B. PRIEM


/s/ David N. Strohm                         Director                                     January 9, 2004
-----------------------------------
DAVID N. STROHM


  /s/ Alfred M. Zeien                       Director                                     January 9, 2004
-----------------------------------
ALFRED M. ZEIEN




             [SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

                                  EXHIBIT INDEX


   4.1      VMware, Inc. 1998 Stock Plan.

   5.1 Opinion of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

   23.1     Consent of PricewaterhouseCoopers LLP, Independent
            Accountants.

   23.2 Consent of Paul T. Dacier, Senior Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

   24.1 Power of Attorney (included on the signature pages to this Registration Statement).